Exhibit 10.1

AMENDMENTS TO WARRANT AGREEMENTS

On November 22, 2005, each of the warrant holders listed below entered into an amendment to his or her warrant agreement dated September 19, 2003. The amendment was identical for each holder, and its form is attached. The warrant holder signatories are:

Phil Baldwin
Thomas E. Boland
Richard E. Eason, Sr.
Charles E. Hoff
Ramzan Karimi
Barbara H. Lebow
Victor C. Smith
Benjamin H. Schnell
James R. Williams

AMENDMENT TO WARRANT AGREEMENT

This Amendment is made effective November 22, 2005 by and between Neighbors Bancshares, Inc., a Georgia corporation (the “Corporation”) and _______________ (the “Warrant Holder”).

INTRODUCTION

The Corporation and the Warrant Holder are parties to a Warrant Agreement dated September 19, 2003 (the “Warrant Agreement”). The parties now desire to amend the Warrant Agreement to permit the Corporation to terminate the Warrant under the circumstances provided herein in exchange for a payment as provided herein.

NOW, THEREFORE, in consideration of these premises, the receipt and sufficiency of which is hereby acknowledged, the parties to this Agreement agree that Section 8 of the Warrant Agreement is amended by adding the following to the end of such Section:

“Notwithstanding the foregoing, in the event of a reorganization, reclassification, consolidation or merger of the Corporation, the Board of Directors of the Corporation in its sole discretion may also terminate the Warrant in consideration of a payment in cash and/or in property to the Warrant Holder of the excess of the value of the net consideration per share of Common Stock to be paid to the Company stockholders in connection with such transaction, times the number of shares of Common Stock subject to the unexercised portion of the Warrant, over the aggregate Purchase Price for such number of shares.”

Except as specifically amended hereby, the Warrant Agreement shall remain in full force and effect as prior to this Amendment.

IN WITNESS THEREOF, the Corporation and the Warrant Holder have executed this Amendment as of the day and year first above written.

NEIGHBORS BANCSHARES, INC.

By: /s/ James R. Williams

Title: Chairman

WARRANT HOLDER

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